UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 2, 2015

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
HEI is furnishing its unaudited 2014 Statistical Supplement (see Exhibit 99), which includes certain selected financial information for consolidated HEI, Hawaiian Electric and American Savings Bank, F.S.B. (ASB), and other selected data.
HEI will post the 2014 Statistical Supplement on its website, www.hei.com, under the headings “Investor Relations,” “Financial Information” and “Statistical Supplement.”
HEI and Hawaiian Electric intend to continue to use HEI's website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI's website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI's website, in addition to following HEI's, Hawaiian Electric's and ASB’s press releases, HEI’s and Hawaiian Electric’s SEC filings and HEI’s public conference calls and webcasts. The information on HEI's website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s other SEC filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit 99	HEI 2014 Statistical Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: March 2, 2015	Date: March 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99        HEI 2014 Statistical Supplement

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